EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Select Market.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
9/15/20111	Sale	$10.2995	6,500
9/16/20112	Sale	10.2305	15,273
9/19/20113	Sale	10.0142	1,045
9/20/2011	Sale	10.1300	1,900
9/21/20114	Sale	10.0351	4,804
9/23/2011	Sale	10.0000	10
9/26/20115	Sale	10.0165	4,900
9/27/20116	Sale	10.1385	19,500
9/28/20117	Sale	10.0306	5,781
10/12/20118	Sale	10.0125	2,262
10/13/2011	Sale	10.0000	400
10/27/20119	Sale	10.0032	8,017
11/3/201110	Sale	9.5410	13,986
11/10/201111	Sale	10.0233	601
11/11/2011	Sale	10.0000	4,254
11/14/201112	Sale	10.0021	1,400

1 This transaction was executed in multiple trades at prices ranging from $10.26 - 10.32.
2 This transaction was executed in multiple trades at prices ranging from $10.20 - 10.28.
3 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.03.
4 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.07.
5 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.07.
6 This transaction was executed in multiple trades at prices ranging from $10.09 - 10.29.
7 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.17.
8 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.04.
9 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.03.
10 This transaction was executed in multiple trades at prices ranging from $9.50 - 9.60.
11 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.06.
12 This transaction was executed in multiple trades at prices ranging from $10.00 - 10.01.